Exhibit 4.18

ARRAS MINERALS CORP.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

INSTRUCTIONS TO PURCHASERS

HAVE YOU COMPLETED THIS SUBSCRIPTION AGREEMENT PROPERLY? The following items in this Subscription Agreement must be completed. (Please initial each box.)
All Purchasers
☐ All Purchasers must complete all the information in the boxes on pages 3 to 4 and sign where indicated . The purpose of the form is to determine whether you meet the standards for participation in a private placement under NI 45-106 (as defined herein).

Canadian Purchasers All Purchasers resident in Canada must complete either Schedule “A” or Schedule “B” Schedule A - “Accredited Investors”
☐	All Purchasers resident in Canada purchasing as “Accredited Investors” must complete and sign the Accredited Investor Certificate for All Accredited Investors attached hereto as Schedule “A”.
☐	Purchasers relying on exemption (j) (k) or (l) of the Accredited Investor Certificate for All Accredited Investors, must also complete and sign the Individual Accredited Investor Risk Acknowledgement Form attached hereto as Appendix “1” to Schedule “A”.

Schedule B - “Family, Friends and Business Associates”
☐	Purchasers resident in Canada purchasing as "Family, Friends and Business Associates" must complete Schedule B - Qualified Investor Certificate on pages B-1 to B-2 including, if resident in Ontario, Appendix 1 to Schedule B or if resident in Saskatchewan, Appendix 2 to Schedule "B".

U.S. Purchasers
☐	All Purchasers resident of or otherwise subject to the securities laws of the United States (as defined herein) must complete and sign the Accredited Investor Certificate for All Accredited Investors attached hereto as Schedule ”A”.
☐	All Purchasers resident of or otherwise subject to the securities laws of the United States (as defined herein), must also complete and sign the United States Accredited Investor Certificate attached hereto as Schedule “C”. The purpose of the form is to determine whether you meet the standards for participation in a private placement under the U.S. Securities Act (as defined herein).

Please return this executed Subscription Agreement and all applicable Schedules together with payment as described herein to the Company as follows:

Arras Minerals Corp.

777 Dunsmuir Street, Suite 1610

Vancouver, B.C. V7Y 1K4

Attention: Christopher Richards, Chief Financial Officer

Email: crichards@arrasminerals.com.

SUBSCRIPTION AGREEMENT

(Canada, United States and Offshore Purchasers)

TO: ARRAS MINERALS CORP.

The undersigned (referred to herein as the “Purchaser”), hereby irrevocably subscribes to purchase from Arras Minerals Corp. (the “Company”) the number of common shares (the “Purchased Shares”) set out below for a subscription price of $1.00 per Common Share (the “Offering”).

This subscription plus the attached terms and conditions (the “Terms and Conditions”), completed and executed Subscriber Certificates (as defined in the Terms and Conditions) and the appendices attached hereto and thereto, are collectively referred to as the “Subscription Agreement”. The Purchaser agrees to be bound by the Terms and Conditions and agrees that the Company may rely upon the covenants, representations and warranties of the Purchaser contained in the Subscription Agreement.

Number of Purchased Shares:		Aggregate Subscription Amount:
Name and Address of Purchaser:		Registration Instructions (if different):
________________________________________________ Name of Purchaser (please print)		________________________________________________ Name

By:	__________________________________________Authorized Signature	________________________________________________ Account Reference, if applicable
________________________________________________ Official Capacity or Title (please print)		________________________________________________
________________________________________________
________________________________________________ (Please print name of signatory if different from the name of the Purchaser printed above.)		________________________________________________ Address, including postal code

Purchaser’s Address, including province:		Delivery Instructions (if different):

________________________________________________		________________________________________________ Name
________________________________________________ Account Reference, if applicable
Telephone Number:	____________________________	________________________________________________
Fax Number:	__________________________________	________________________________________________
E-mail Address:	_______________________________	________________________________________________ Address, including postal code
________________________________________________ Telephone Number

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Beneficial Purchaser Information (if applicable)

Name and Address of beneficial purchaser (“Beneficial Purchaser”) (if not the same as Purchaser):

____________________________________________

(Name of Beneficial Purchaser)

____________________________________________

(Beneficial Purchaser’s Residential Address)

____________________________________________

____________________________________________

(Beneficial Purchaser’s Telephone Number)

Present Ownership of Securities

The Purchaser either [check appropriate box]:

☐ owns, directly or indirectly, or exercises control or direction over, no Common Shares or securities convertible into Common Shares; or

☐ owns, directly or indirectly, or exercises control or direction over,                Common Shares and convertible securities entitling the Purchaser to acquire an additional                             Common Shares.

Insider Status

The Purchaser either [check appropriate box]:

☐ is an “Insider” of the Company as defined in the applicable Canadian securities law, namely:

(a)          a director or an officer of the Company;

(b)          a director or an officer of a person that is itself an insider or subsidiary of the Company;

(c)           a person that has

(i)    direct or indirect beneficial ownership of;

(ii)   control or direction over; or

(iii)  a combination of direct or indirect beneficial ownership of and of control or direction over securities of the Company carrying more than 10% of the voting rights attached to all the Company’s outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person as underwriter in the course of a distribution; or

(d)           the Company itself, if it has purchased, redeemed or otherwise acquired any securities of its own issue, for so long as it continues to hold those securities; or

☐ is not an Insider of the Company.

Registrant Status

The Purchaser either [check appropriate box]:

☐ is a “registrant” as defined under applicable Canadian securities law: “registrant” means a person registered or required to be registered under applicable Canadian securities law, or

☐ is not a “registrant”.

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INSTRUCTIONS FOR PURCHASERS

The Purchaser must:

(1) Read this Subscription Agreement;

(2) Complete and execute pages 3-4 of this Subscription Agreement;

(3) Each Purchaser must read, complete and sign the applicable Schedules to this Subscription Agreement;

(4) Make payment for the Purchased Shares as required by Section 2 of the Terms and Conditions; and

(5) Deliver the signed documents as required by Section 3 of the Terms and Conditions.

ACCEPTANCE: The Company hereby accepts the above subscription subject to the Terms and Conditions of this Subscription Agreement.

DATED this _____ day of _________________, 2021

ARRAS MINERALS CORP.

Per: ________________________________________ Name: Christopher Richards Title: Chief Financial Officer

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SUBSCRIPTION AGREEMENT

TERMS AND CONDITIONS

1.	Acceptance
1.1	The Company may, in its sole discretion, accept or reject this Subscription Agreement in whole or in part at any time prior to the Closing Time (as defined herein) and the Company has the right to allot to any Purchaser less than the amount of Purchased Shares subscribed for.
1.2	The Company shall forward to the Purchaser confirmation of acceptance or rejection of this Subscription Agreement promptly after the acceptance or rejection of this Subscription Agreement by the Company. If this Subscription Agreement is rejected in whole, the Purchaser understands that any funds, certified cheques and bank drafts delivered by the Purchaser to the Company representing the purchase price for the Purchased Shares will be promptly returned to the Purchaser without interest. If this Subscription Agreement is accepted only in part, the Purchaser understands that a cheque representing the portion of the purchase price for that portion of its subscription for the Purchased Shares that is not accepted will be promptly delivered to the Purchaser without interest.
2.	Payment

The Purchaser shall deliver the aggregate amount payable in respect of the Purchased Shares subscribed for hereby to the Company, as soon as possible and in any event no later than 4:00 p.m. (Vancouver time) on the Business Day (as defined herein) immediately preceding the Closing Date (as defined herein), by certified cheque or bank draft drawn on a Canadian chartered bank or trust company in Canadian dollars and payable in immediately available funds to “Arras Minerals Corp.” or by wire transfer (which subscription amount shall include any wire transfer fee payable or payable in such other manner as may be specified by the Company) or by any other manner acceptable to the Company.

The wire transfer instructions are as follows:

Beneficiary bank: Beneficiary bank address: Transit: Institution: SWIFT Code: For credit to: Beneficiary Account: Canadian Clearing Code:	XXXXXXXXXXX XXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXX XXX XXXXXXXXXXXX XXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXX XXXXXXX XXXXXXXXXXX

3.	Additional Deliveries and Conditions for Acceptance
3.1	The Purchaser acknowledges that the Company’s obligation to sell the Purchased Shares to the Purchaser is subject to, among other things, the conditions that the Purchaser shall complete, sign and return to the Company, Christopher Richards, Chief Financial Officer as soon as possible and in any event no later than 4:00 pm (Vancouver time) on the date that is two Business Days immediately preceding the Closing Date:
(a)	one completed and executed copy of this Subscription Agreement;
(b)	if the Purchaser is resident in Canada, either:
(i)	if the Purchaser is purchasing as an “accredited investor”, one completed and executed copy of the “Accredited Investor Certificate for All Accredited Investors” in the form attached hereto as Schedule “A” (the “Accredited Investor Certificate for All Accredited Investors”) and if applicable, the Individual Accredited Investor Risk Acknowledgement Form for Accredited Investors who are Individuals attached hereto as Appendix “1” to Schedule “A”; or

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(ii)	if the Purchaser is purchasing as purchasing as “family, friends and business associates”, one completed and executed copy of the “Qualified Investor Certificate” in the form attached hereto as Schedule “B” (the “Qualified Investor Certificate”) including, if resident in Ontario, Appendix 1 to Schedule “B” or if resident in Saskatchewan, Appendix 2 to Schedule “B”;
(c)	if the Purchaser is a U.S. Purchaser, one completed and executed copy of the Accredited Investor Certificate for All Accredited Investors and one completed and executed copy of the “United States Accredited Investor Certificate” attached hereto as Schedule “C” (together with the Accredited Investor Certificate for All Accredited Investors and the Qualified Investor Certificate, the “Subscriber Certificates”); and
(d)	any other document required by applicable Securities Laws (as defined herein) which the Company requests.

The Purchaser acknowledges and agrees that such documents, when executed and delivered by the Purchaser, will form part of and will be incorporated into this Subscription Agreement with the same effect as if each constituted a representation and warranty or covenant of the Purchaser hereunder in favour of the Company. The Purchaser acknowledges and agrees that this offer, the purchase price and any other documents delivered in connection herewith will be held by the Company until such time as the conditions set out in this Subscription Agreement are satisfied.

3.2	Any obligation of the Company to sell the Purchased Shares to the Purchaser is subject to (a) performance by the Purchaser of, or compliance by the Purchaser with, its covenants, agreements and conditions under and in accordance with this Subscription Agreement, prior to the Closing (as defined herein); (b) the truth and correctness, at the time of acceptance and at the Closing Date, of the Purchaser’s representations and warranties in this Subscription Agreement (including the representations and warranties made in any Appendix or Schedule hereto, as applicable); (c) the sale of the Purchased Shares to the Purchaser being exempt from the requirement to file a prospectus or registration statement and the requirement to prepare and deliver an offering memorandum or similar document under applicable Securities Laws; (d) the Company having obtained all required regulatory approvals to permit the completion of such sale, prior to the Closing; and (e) the Purchaser executing and delivering all requisite documentation as required by this Subscription Agreement, the applicable Securities Laws (including but not limited to the Subscriber Certificates, and all appendices attached thereto, with respect to the Purchased Shares).
3.3	The Purchaser understands that the information provided herein will be relied upon by the Company for purposes of determining the eligibility of the Purchaser to purchase the Purchased Shares. The Purchaser agrees to provide upon request any additional information that the Company determines necessary or appropriate in determining the Purchaser’s eligibility to purchase such Purchased Shares.
3.4	For the purposes hereof;
(a)	“Business Day” means any day except Saturday, Sunday or a statutory holiday in Vancouver, British Columbia, Canada;
(b)	“Securities Laws” means any and all securities laws including, statutes, rules, regulations, instruments, by-laws, policies, guidelines, orders, decisions, rulings and awards, applicable in the jurisdictions in which the Purchased Shares will be offered, sold and issued;

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(c)	“U.S. Person” has the meaning ascribed to such term in Rule 902(k) of Regulation S promulgated under the U.S. Securities Act (as defined herein), which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee is a U.S. Person, and any partnership or corporation organized or incorporated under the laws of the United States; and
(d)	“U.S. Purchaser” means any Purchaser who is a U.S. Person, a person in the United States or a person purchasing the Purchased Shares for the account or for the benefit of a U.S. Person or a person in the United States, or a person who is otherwise subject to the securities laws of the United States.
4.	Closing
4.1	Closing of this subscription for the Purchased Shares (the “Closing”) will be completed at the offices of Blake, Cassels & Graydon LLP, counsel to the Company, at Suite 2600, 595 Burrard Street, Vancouver, B.C., V7X 1L3, at 11:00 a.m. (Vancouver time) (the “Closing Time”) on Wednesday, October 20, 2021 (the “Closing Date”), or at such other places, times and dates as may be determined by the Company, and may occur in one or more tranches.
4.2	If the Closing does not occur on or before Monday, November 29, 2021 the Company shall return this Subscription Agreement and any funds, certified cheques and bank drafts delivered by the Purchaser to the Company representing the purchase price for the Purchased Shares, without interest, to the Purchaser.
4.3	The Purchaser acknowledges that the Offering may close in one or more tranches in one or more Closings.
5.4	The Purchaser appoints the Company, with full power of substitution, as his, her or its true and lawful attorney and agent with full power and authority in its place and stead to:
(a)	act as the Purchaser’s representative at the Closing and to swear, execute, file and record in the Purchaser’s name on the Purchaser’s behalf any document necessary to accept delivery of the Purchased Shares on the Closing Date;
(a)	approve any documents addressed to the Purchaser;

(b)	waive, in whole or in part, any representations, warranties, covenants or conditions for the benefit of the Purchaser;
(c)	complete or correct any errors or omissions in this Subscription Agreement on behalf of the Purchaser; and
(d)	receive, on the Purchaser’s behalf, any certificates representing the Purchased Shares subscribed for hereunder.
5.	Representations, Warranties and Covenants of the Purchaser

By executing this Subscription Agreement, the Purchaser, on its behalf, and if applicable, on behalf of a Beneficial Purchaser, represents, warrants and covenants to the Company and acknowledges that the Company is relying thereon that:

(a)	the Purchaser understands that the Purchased Shares subscribed for by the Purchaser hereunder form part of a larger Offering by the Company, upon and are subject to the terms and conditions set forth herein;
(b)	the Purchaser acknowledges that the Company may complete additional financings at prices, on terms and in amounts as may be determined by the Company, from time to time in the future, and that any such future financings may have a dilutive effect on current securityholders and the Purchaser, but there is no assurance that such financings will be available on reasonable terms or at all;

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(c)	the Purchaser understands that the Offering is not subject to any minimum aggregate subscription amount, and the Company may close the Offering for less than the maximum aggregate amount indicated or may increase the size of the Offering;
(d)	the Purchaser is aware that the offer made by this subscription is irrevocable and requires acceptance by the Company and will not become an agreement between the Purchaser and the Company until accepted by the Company signing in the space above;
(e)	the Purchaser has completed, executed and delivered as principal, the Subscriber Certificates, as applicable, and the appendices attached thereto, as necessary;
(f)	the Purchaser acknowledges that the Purchased Shares are being offered for sale only on a “private placement” basis;
(g)	the Purchaser is aware of the characteristics of the Purchased Shares and the risks relating to an investment therein and agrees that the Purchaser must bear, and is able to bear, the economic risk of his, her or its investment in the Purchased Shares. The Purchaser has been advised to consult his, her or its own legal advisors with respect to the hold periods imposed by the applicable Securities Laws or other resale restrictions applicable to such securities. The Purchaser understands that he, she or it will not be able to resell any of the Purchased Shares until the expiry of the applicable hold period under applicable Securities Laws, except in accordance with limited exemptions and compliance with other requirements of applicable Securities Laws, and the Purchaser (and not the Company) is responsible for compliance with applicable resale restrictions or hold periods and will comply with all relevant Securities Laws in connection with any resale of the Purchased Shares;
(h)	the Purchaser acknowledges and agrees with the Company that the Purchaser’s ability to transfer the Purchased Shares is limited by, among other things, applicable Securities Laws. In particular, the Purchaser acknowledges having been informed that the Purchased Shares are subject to resale restrictions under National Instrument 45-102 – Resale of Securities (“NI 45-102”) and may not be sold or otherwise disposed of for a period of four months and one day from the later of: (i) the date of distribution of the Purchased Shares; and (ii) the date the Company became a reporting issuer in any province or territory, unless a statutory exemption is available or a discretionary order is obtained under applicable Securities Laws allowing the earlier resale thereof, and may be subject to additional resale restrictions if such sale or other disposition would be a “control distribution” as that term is defined in NI 45-102 or otherwise. If the Purchaser is not resident in Canada, additional resale restrictions may apply;
(i)	the Purchaser acknowledges that there is no market for the Purchased Shares. The Purchaser has been advised to consult the Purchaser’s own legal advisors with respect to the merits and risks of an investment in the Purchased Shares and with respect to applicable resale restrictions, and the Purchaser further acknowledges that the Company’s legal counsel are acting solely as counsel to the Company and not as counsel to the Purchaser;
(j)	the Purchaser has such knowledge or experience in financial and business affairs as to be capable of evaluating the merits and risks of the Purchaser’s proposed investment in the Purchased Shares, and the Purchaser or, if applicable, any Beneficial Purchaser for whom the Purchaser is subscribing for the Purchased Shares, is able to bear the economic risks of the investment in the Purchased Shares;
(k)	the Purchaser has had access to such information, if any, concerning the Company, as the Purchaser considers necessary with its investment decision to invest in the Purchased Shares, including receiving satisfactory answers to any questions the Purchaser asked the management of the Company;

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(l)	the Purchaser will execute and deliver within the applicable time periods all documentation as may be required by applicable Securities Laws to permit the purchase of the Purchased Shares on the terms set forth herein and, if required by applicable Securities Laws or stock exchange rules, the Purchaser will execute, deliver and file or assist the Company in obtaining and filing such reports, undertakings and other documents relating to the purchase of the Purchased Shares by the Purchaser as may be required by any applicable Securities Laws, securities commission, stock exchange or other regulatory authority;
(m)	the Purchaser acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale and transfer restrictions, that it is solely responsible for complying with such restrictions and it agrees to comply with the restrictions referred to in paragraph (s) above and all other applicable resale and transfer restrictions. The Purchaser will comply with all applicable Securities Laws concerning the subscription, purchase, holding and resale of the Purchased Shares and will not resell any of the Purchased Shares except in accordance with the provisions of applicable Securities Laws. In this regard, the Subscriber acknowledges that any certificates representing the Purchased Shares will contain the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [INSERT THE DISTRIBUTION DATE], AND (II) THE DATE THE IS ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.”

(n)	the Purchaser acknowledges and agrees with the Company that the Toronto Stock Exchange (“TSX”) or the TSX Venture Exchange (“TSXV”) may require escrow requirements and resale restrictions on the Purchased Shares and agrees to promptly execute and deliver all documentation and agreements as may be required by the TSX or the TSXV;
(o)	if the Purchaser is an individual, he or she has attained the age of majority in the jurisdiction in which he or she is resident and is legally competent to execute this Subscription Agreement and to take all actions required pursuant hereto;
(p)	if the Purchaser is a corporation, partnership, unincorporated association or other entity, the Purchaser has the legal capacity and competence to execute this Subscription Agreement and to take all actions required pursuant hereto and the individual signing this Subscription Agreement has been duly authorized to execute and deliver this Subscription Agreement;
(q)	if the Purchaser is not an individual, the Purchaser has not been created solely or primarily to use exemptions from the registration and prospectus exemptions under applicable Securities Laws and has a pre-existing purpose other than to use such exemptions;
(r)	the execution and delivery of this Subscription Agreement and the performance and compliance with the terms hereof will not result in any breach of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time or both, would constitute a default under, any term or provision of any constating documents, by-laws or resolutions of the Purchaser or any indenture, contract, agreement (whether written or oral), instrument or other document to which the Purchaser is a party or subject, or any judgment, decree, order, statute, rule or regulation applicable to the Purchaser;

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(s)	this Subscription Agreement has been duly and validly authorized, executed and delivered by, and upon acceptance by the Company constitutes a legal, valid, binding and enforceable obligation of, the Purchaser and, if the Purchaser is signing this Subscription Agreement on behalf of a Beneficial Purchaser, also against such Beneficial Purchaser, in each case in accordance with the terms hereof;
(t)	if the Purchaser is contracting hereunder as trustee, agent, representative or nominee for one or more Beneficial Purchasers, the Purchaser has due and proper authority to execute and deliver this Subscription Agreement and all other necessary documentation on behalf of each such Beneficial Purchaser and to act on behalf of each such Beneficial Purchaser in connection with the transactions contemplated hereby and acknowledges that the Company may be required by law to disclose to certain regulatory authorities the identity of each Beneficial Purchaser of Purchased Shares for whom the Purchaser may be acting;
(u)	the Purchaser has not received, nor has the Purchaser requested, nor does the Purchaser have any need to receive, any prospectus, sales or advertising literature, offering memorandum or any other document describing or purporting to describe the business and affairs of the Company which has been prepared for delivery to, and review by, prospective purchasers in order to assist them in making an investment decision in respect of the Purchased Shares pursuant to the Offering;
(v)	the Purchaser has relied only upon publicly available information relating to the Company and not upon any verbal or written representation as to fact, and the Purchaser acknowledges that the Company has not made any written representations, warranties or covenants in respect of such publicly available information except as set forth in this Subscription Agreement. Without limiting the generality of the foregoing, except as may be provided herein, no person has made any written or oral representation to the Purchaser that any person will resell or repurchase the Purchased Shares, or refund any of the purchase price of the Purchased Shares, or that the Purchased Shares will be listed on any exchange or quoted on any quotation and trade reporting system, or that application has been or will be made to list the Purchased Shares on any exchange or quote the Purchased Shares on any quotation and trade reporting system, and no person has given any undertaking to the Purchaser relating to the future value or price of the Purchased Shares;
(w)	the Purchaser represents and warrants that the Purchaser is not acquiring the Purchased Shares as a result of being aware of any material information about the affairs of the Company that has not been publicly disclosed, including knowledge of a “material fact” or a “material change” (as those terms are defined in applicable Securities Laws) about the affairs of the Company;
(x)	the Purchaser represents and warrants that the Purchaser did not become aware of the offering and sale of the Purchased Shares as a result of, nor has it seen, any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or the internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;
(y)	if the Purchaser has not completed Schedule “C”, the Purchaser, whether acting as principal, trustee or agent, is neither (i) a “U.S. Person” (as defined in Rule 902(k) of Regulation S promulgated under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”)), which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States, nor (ii) purchasing the Purchased Shares for the account of a U.S. Person or a person in the United States or for resale in the United States, and the Purchased Shares have not been offered to the Purchaser in the United States and the Purchaser was not in the United States when the order was placed or when this Subscription Agreement was executed and delivered;
(z)	the Purchaser agrees that it is solely responsible for obtaining such legal, tax, investment and other professional advice as the Purchaser considers appropriate in connection with the execution, delivery and performance of this Subscription Agreement and the transactions contemplated hereunder (including the resale and transfer restrictions referred to herein);

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(aa)	unless the Purchaser is a U.S. Purchaser, the Purchaser is neither (i) a U.S. Person nor (ii) purchasing the Purchased Shares for the account or benefit of a U.S. Person or a person in the United States or for resale in the United States, and the Purchased Shares have not been offered to the Purchaser in the United States and the Purchaser was not in the United States when the order was placed or when this Subscription Agreement was executed and delivered;
(bb)	the Purchaser will not offer or sell the Purchased Shares in the United States or to a U.S. Person, unless such securities are registered under the U.S. Securities Act and the laws of all applicable states of the United States or an exemption from such registration requirements is available, and further that the Purchaser will not resell the Purchased Shares, except in accordance with the provisions of applicable Securities Laws;
(cc)	the Purchaser is entitled under applicable Securities Laws to purchase the Purchased Shares without the benefit of a prospectus qualified under such Securities Laws;
(dd)	the Purchaser is resident, or if not an individual has its head office in the jurisdiction set forth on the face page hereof as the “Purchaser’s Address”, and such address was not obtained or used solely for the purpose of acquiring the Purchased Shares;
(ee)	the Purchaser is purchasing the Purchased Shares with the benefit of the prospectus exemption provided by by Section 2.3, 2.5, 2.6 or 2.6.1, as applicable, of National Instrument 45-106 – Prospectus Exemptions;
(ff)	the Purchaser is purchasing the Purchased Shares:
(i)	as principal for its own account and not for the benefit of any other person, or is deemed to be purchasing the Purchased Shares as principal for its own account in accordance with applicable Securities Laws; or
(ii)	as agent for a Beneficial Purchaser disclosed on the execution page of this Subscription Agreement, and is an agent or trustee with proper authority to execute all documents required in connection with the purchase of the Purchased Shares on behalf of such Beneficial Purchaser and such Beneficial Purchaser is purchasing the Purchased Shares as principal and not for the benefit of any other person, or is deemed to be purchasing the Purchased Shares as principal;
(gg)	the funds representing the purchase price for the Purchased Shares which will be advanced by or on behalf of the Purchaser to the Company hereunder do not represent proceeds of crime for the purposes of the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”), and the Purchaser acknowledges that the Company may in the future be required by law to disclose the Purchaser’s name and other information relating to this Subscription Agreement and the Purchaser’s subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act, and no portion of the purchase price for the Purchased Shares to be provided by the Purchaser (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States of America, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity that has not been identified to or by the Purchaser; and the Purchaser shall promptly notify the Company if the Purchaser discovers that any of such representations ceases to be true and provide the Company with appropriate information in connection therewith;

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(hh)	the funds representing the aggregate purchase price in respect of the Purchased Shares which will be advanced by or on behalf of the Purchaser to the Company hereunder do not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (for the purposes of this Section 6, the “PCMLTFA”) and the Purchaser acknowledges and agrees that the Company may be required by law to disclose the name of the Purchaser and, if applicable, names of Beneficial Purchasers, and other information relating to this Subscription Agreement and the subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. To the best of the Purchaser’s knowledge (a) none of the subscription funds provided by or on behalf of the Purchaser (i) have been or will be derived directly or indirectly from or related to any activity that is deemed criminal under the laws of Canada, the United States, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Purchaser and, (b) the Purchaser will promptly notify the Company if the Purchaser discovers that any of such representations cease to be true, and shall provide the Company with appropriate information in connection therewith;
(ii)	the Company is relying on an exemption from the requirement to provide the Purchaser with a prospectus under the applicable Canadian Securities Laws and, as a consequence of acquiring the Purchased Shares pursuant to such exemption:
(i)	certain protections, rights and remedies provided by the applicable Securities Laws, including statutory rights of rescission and certain statutory remedies against an issuer, underwriters, auditors, directors and officers that are available to investors who acquire securities offered by a prospectus, will not be available to the Purchaser;
(ii)	the common law may not provide investors with an adequate remedy in the event that they suffer investment losses in connection with securities acquired in a private placement;
(iii)	the Purchaser may not receive information that would otherwise be required to be given under the applicable Securities Laws; and
(iv)	the Company is relieved from certain obligations that would otherwise apply under the applicable Securities Laws;
(jj)	the Purchaser acknowledges that there is no government or other insurance covering the Purchased Shares;
(kk)	the Purchaser acknowledges that no agency, governmental authority, regulatory body, stock exchange or other entity (including, without limitation, any securities commission or other regulatory authority) has reviewed, passed on or made any finding or determination as to the merit for investment in the Purchased Shares, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to such securities;
(ll)	if the Purchaser is a U.S. Purchaser, the Purchaser confirms, represents and warrants that:
(i)	the Purchaser is resident in the United States, in the jurisdiction set out as the “Purchaser’s Address” on the face page hereof, which is the address at which the Purchaser received and accepted the offer to purchase the Purchased Shares;
(ii)	the Purchaser is an “accredited investor” (a “U.S. Accredited Investor”), as such term is defined in Rule 501(a) of Regulation D under the U.S. Securities Act, and the Purchaser has concurrently completed and executed Schedule “C” to this Subscription Agreement, indicating which category of U.S. Accredited Investor the Purchaser satisfies;
(iii)	the Purchaser understands, recognizes and acknowledges that the Purchased Shares have not and will not be registered under the U.S. Securities Act or the Securities Laws of any state of the United States in which the Purchaser is resident and that the sale contemplated hereby is being made in reliance on a private placement exemption to U.S. Accredited Investors;

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(iv)	the Purchaser acknowledges that the offer and sale of the Purchased Shares was made to the Purchaser exclusively by the Company;
(v)	the Purchaser acknowledges that it has not purchased the Purchased Shares as a result of any “general solicitation” or “general advertising” (as such terms are used in Regulation D under the U.S. Securities Act), including but not limited to, any advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or on the internet or broadcast over radio or television or the internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;
(vi)	the Purchaser has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person, or anyone else, the Purchased Shares, or any part thereof, or any interest therein, and the Purchaser has no present plans to enter into any such contract, undertaking, agreement or arrangement;
(vii)	the Purchaser agrees that if it decides to offer, sell or otherwise transfer any of the Purchased Shares (or any securities issuable upon the exchange thereof), it will not offer, sell, pledge or otherwise transfer any of such securities, directly or indirectly, unless such offer, sale, pledge or transfer is made:
(A)	to the Company; or
(B)	outside the United States in a transaction in accordance with the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations; or
(C)	within the United States in accordance with (I) Rule 144A under the U.S. Securities Act, or (II) Rule 144 under the U.S. Securities Act, if available; or
(D)	in another transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws,

and, in the case of transfers pursuant to (C)(II) or (D) (and if required by the transfer agent of the Purchased Shares, (B) above), after it has furnished the Company an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to such effect;

(viii)	the Purchaser acknowledges and agrees that the Purchased Shares (and any securities issuable upon the exchange thereof) will be “restricted securities” within the meaning of Rule 144 (a)(3) of the U.S. Securities Act;
(ix)	in addition to the Canadian legend as set out in Subsection 5(m), the Purchaser understands and acknowledges that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, certificates representing the Purchased, and all certificates issued in exchange therefor or in substitution thereof, shall bear a restrictive legend substantially in the following form (the “U.S. Legend”):

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“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AFTER, IN THE CASE OF (C)(2) OR (D) ABOVE, THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

provided that the U.S. Legend may be removed by providing a declaration to the Company (and any transfer agent of the Purchased Shares), in the form attached hereto as Schedule “D”, or as the Company may prescribe from time to time;

provided further that, notwithstanding the foregoing, any transfer agent for the Purchased Shares may impose additional requirements for the removal of the U.S. Legend from such securities in accordance with Rule 904 of Regulation S under the U.S. Securities Act (which may include, without limitation, an opinion of counsel of recognized standing in form and substance reasonable satisfactory to the Company and such transfer agent) to the effect that the U.S. Legend is no longer required under the applicable requirements of the U.S. Securities Act;

provided further that, if the Purchased Shares are being sold pursuant to Rule 144 under the U.S. Securities Act, the U.S. Legends may be removed by delivery to the Company (and any transfer agent of the Purchased Shares) of an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company (and such transfer agent) to the effect that the U.S. Legend is no longer required under the applicable requirements of the U.S. Securities Act;

(x)	the Purchaser understands and acknowledges that the Company has no obligation or present intention to file a registration statement under the U.S. Securities Act in respect of the Purchased Shares and, accordingly, the Purchaser acknowledges that there are substantial restrictions on the transferability of the Purchased Shares and that it will not be possible for the Purchaser to readily liquidate his, her or its investment in case of any emergency and the Purchaser has not been supplied with all of the information that would be found in the applicable registration statement if the Purchased Shares were registered under the U.S. Securities Act;
(xi)	the Purchaser is aware that (i) purchasing, holding and disposing of the Purchased Shares may have tax consequences under the laws of both Canada and the United States, (ii) the tax consequences for prospective investors who are resident in, or citizens of, the United States under United States, state, local or foreign tax law are not described in this Subscription Agreement, and (iii) it is solely responsible for determining the tax consequences applicable to its particular circumstances and should consult its own tax advisors concerning investment in the Purchased Shares;

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(xii)	notwithstanding the foregoing paragraph and anything else contained herein, the Purchaser acknowledges that (A) it has been encouraged, and has had the opportunity, to obtain independent income tax advice with respect to its subscription for the Purchased Shares (including, without limitation, with respect to the applicability of United States federal income tax rules related to “passive foreign investment companies” (a “PFIC”) under the U.S. Internal Revenue Code of 1986, as amended); (B) if the Company were to be deemed to be a PFIC in respect of any year in which the Purchaser owns the Purchased Shares, the Purchaser may be subject to adverse United States federal income tax consequences that it might not be able to mitigate unless the Company takes certain actions to assist the Purchaser with such mitigation, and that the Company is under no obligation to take, and has no present intention of taking, any action to assist the Purchaser in mitigating such adverse tax consequences (in particular, and without limitation, the Company has no obligation to provide the information or to take the actions necessary to permit the Purchaser to make a “qualified electing fund” election within the meaning of such term in the U.S. Internal Revenue Code of 1986, as amended); (C) the Company expects to be a PFIC in each taxable year; and (D) no representation has been made to the Purchaser by the Company or any person acting on its behalf as to the tax consequences to the Purchaser of the Purchaser’s purchase of the Purchased Shares;
(xiii)	the Purchaser understands that the Company is incorporated under the laws of British Columbia, Canada, and that most or all of the Company’s assets are located outside the United States and most or all of its directors and officers are residents of countries other than the United States; as a result, it may be difficult for Purchasers to effect service of process within the United States upon the Company or such directors and officers, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability of the Company and its directors and officers under the U.S. federal securities laws;
(xiv)	the Purchaser consents to the Company making a notation on its records or giving instruction to the registrar and transfer agent of the Issuer in order to implement the restrictions on transfer and exercise with respect to the Purchased Shares set forth and described herein;
(xv)	the Purchaser is acquiring the Purchased Shares for itself for investment purposes only and not with a view to any resale, distribution or other disposition of the Purchased Shares in violation of United States federal or state securities laws, and the Purchaser acknowledges that the exemption from registration under the U.S. Securities Act and applicable state securities laws depends, among other things, upon the bona fide nature of the investment intent expressed herein.
(mm)	if the Purchaser is an “accredited investor” in reliance on paragraph (m) of the definition of “accredited investor” in Section 1.1 of NI 45-106, the Purchaser was not created or used solely to purchase or hold securities as an accredited investor under that paragraph (m);
(nn)	the Purchaser either (A) is not an “insider” of the Company or a “registrant” (each as defined under applicable Securities Laws) or (B) has identified itself to the Company as either an “insider” or a “registrant” (each as defined under applicable Securities Laws). The Purchaser acknowledges that it is bound by the provisions of applicable Securities Laws which impose obligations on a person who becomes an “insider” of an issuer, or on a person who holds sufficient securities exercisable into voting securities of an issuer to become an “insider”. The Purchaser acknowledges that such obligations may include, but are not limited to: the filing of insider reports on the System for Electronic Disclosure by Insiders (SEDI); the filing of early warning reports; the filing of reports of acquisitions; and the filing of a Personal Information Form or similar document with applicable stock exchanges. The Purchaser further acknowledges that it has been advised to consult its own legal advisors with respect to such obligations, and that it is solely responsible for complying with such obligations, and covenants and agrees with the Company that it will comply with all of such obligations, if applicable to the Purchaser, in a timely manner, whether arising at or after the Closing;

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(oo)	if the Purchaser is resident in or otherwise subject to applicable Securities Laws of a jurisdiction other than Canada or the United States, the Purchaser confirms, represents and warrants that:
(i)	the Purchaser is knowledgeable of, or has been independently advised as to, the applicable Securities Laws of the jurisdiction in which the Purchaser is resident (the “International Jurisdiction”) and which would apply to this Subscription Agreement;
(ii)	the Purchaser is purchasing the Purchased Shares pursuant to exemptions from the prospectus, financial promotion and/or registration requirements or equivalent requirements under applicable Securities Laws or, if such is not applicable, the Purchaser is permitted to purchase the Purchased Shares under the applicable Securities Laws of the International Jurisdiction without the need to rely on any exemptions;
(iii)	all acts of solicitation, conduct or negotiations directly or indirectly in furtherance of the purchase of the securities occurred outside of Canada and the United States;
(iv)	no offer was made to the Purchaser in Canada or the United States and the buy order in respect of the subscription was not placed from within Canada or the United States;
(v)	the applicable Securities Laws of the International Jurisdiction do not require the Company to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Purchased Shares (and any securities issued upon the exchange or transfer thereof);
(vi)	the delivery of this Subscription Agreement, the acceptance hereof by the Company and the purchase of the Purchased Shares by the Purchaser complies with all applicable laws of the International Jurisdiction and all other applicable laws and does not trigger: (i) any obligation to prepare and file a prospectus or similar document, or any other report or notice with respect to such purchase in the International Jurisdiction or to register the Purchased Shares (and any securities issued upon the exchange or transfer thereof); or (ii) any continuous disclosure reporting obligations of the Company in the International Jurisdiction; and
(vii)	the Purchaser will, if requested by the Company, or its counsel, deliver to the Company a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subsections (ii) to (vi) above to the satisfaction of the Company and its counsel, acting reasonably.
6.	Reliance Upon Representations, Warranties and Covenants by the Company

The Purchaser acknowledges that the representations, warranties and covenants made by the Purchaser in this Subscription Agreement (including without limitation those made in each Subscriber Certificates, and all appendices attached thereto, to be executed and delivered in accordance with this Subscription Agreement) are made with the intent that they may be relied upon by the Company and its counsel to, among other things, determine the Purchaser’s eligibility to purchase the Purchased Shares, including without limitation the availability of exemptions from the registration and prospectus requirements of applicable Securities Laws in connection with the issuance of the Purchased Shares to the Purchaser. The Purchaser further covenants that by accepting the Purchased Shares, the Purchaser shall be representing and warranting that such representations and warranties are true as at the Closing Date with the same force and effect as if they had been made by the Purchaser at the Closing Date and that the covenants of the Purchaser made by it in this Subscription Agreement to be performed prior to the Closing Date have been performed. The Purchaser further agrees to indemnify the Company and its respective directors, officers, employees, advisers, affiliates, shareholders and agents, and their respective counsel, against all losses, claims, costs, expenses, damages and liabilities which any of them may suffer or incur and which are caused by or arise from any inaccuracy in, or breach or misrepresentation by the Purchaser of, any such representations, warranties and covenants. The Purchaser undertakes to immediately notify the Company of any change in any statement or other information relating to the Purchaser set forth herein or in a Subscriber Certificates, and all appendices attached thereto, that takes place prior to the Closing Date.

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7.	Representations, Warranties and Covenants of the Company

By executing this Subscription Agreement, the Company represents, warrants and covenants to the Purchaser that:

(a)	the Company is now and at the Closing Time will be a corporation validly subsisting under the laws of the Province of British Columbia;
(b)	the Company has all necessary corporate power, authority and capacity to enter into and carry out its obligations under this Subscription Agreement and all other agreements and instruments to be executed by the Company and the Purchaser as contemplated by this Subscription Agreement;
(c)	the execution and delivery of this Subscription Agreement and such other agreements and instruments and the consummation of the transactions contemplated by this Subscription Agreement and such other agreements and instruments have been duly and validly authorized by the Company;
(d)	the Purchased Shares have been duly authorized for issuance and upon issuance pursuant to the provisions hereof, the Common Shares will be validly issued and fully paid as non-assessable common shares in the capital of the Company;
(e)	this Subscription Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject, however, to the customary limitations with respect to bankruptcy, insolvency or other laws affecting creditors’ rights generally and to the availability of equitable remedies;
(f)	the execution and delivery of this Subscription Agreement and the compliance by the Company with the terms hereof will not result in any breach, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time or both would constitute a default under, any term or provision of the Company’s constating documents or resolutions of the directors of the Company;
(g)	no approval, authorization, consent or order of, and no filing, registration or recording with, any governmental authority is required of the Company in connection with the execution and delivery or with the performance by the Company of this Subscription Agreement other than compliance with the applicable Securities Laws;
(h)	the Company has good and marketable title to or beneficial ownership of all real property and good title to all personal property owned by it and material to its business, in each case, free and clear of all liens, encumbrances or restrictions of any kind, except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, and no other property rights are necessary for the conduct of the business of the Company as currently conducted; and
(i)	the Company is not currently prohibited, directly or indirectly, from paying any dividends, from making any other distribution on its common shares, or other securities, or from paying any interest or repaying any loans, advances or other indebtedness of the Company.

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8.	Lock-Up

If requested by the Company, a managing underwriter, agent or relevant stock exchange, as applicable (the “Requesting Party”), in connection with a transaction where the Company becomes a “reporting issuer” within the meaning of the Securities Act (British Columbia), a “registrant” under the U.S. Securities Act or a similar status under similar legislation in any other jurisdiction the Purchaser shall not, for a period not to exceed 180 days commencing and ending on the date specified by the Company and the Requesting Party, (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Common Shares by the Purchaser or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences or ownership of any the of Common Shares held by the Purchaser, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise. The foregoing provisions of this Section 8 shall not apply to the sale of any Common Shares to an underwriter pursuant to an underwriting agreement. The Purchaser shall execute such agreements as may be reasonably requested by the Requesting Party that are consistent with this Section 8 or that are necessary to give further effect thereto

9.	Survival

This Subscription Agreement, including without limitation the representations, warranties, covenants and indemnities contained herein and in each Subscriber Certificate, and all appendices attached thereto, shall survive and continue in full force and effect and be binding upon the Company and the Purchaser, notwithstanding the completion of the purchase of the Purchased Shares by the Purchaser pursuant hereto or the subsequent disposition of the Purchased Shares by the Purchaser.

10.	Personal Information Authorization

By executing this Subscription Agreement, the Purchaser hereby consents to the collection, use and disclosure of the personal information provided herein and other personal information provided by the Purchaser or collected by the Company or its agents as reasonably necessary in connection with the Purchaser’s subscription for the Purchased Shares (collectively, “personal information”) as follows: (a) the Company may use personal information and disclose personal information to intermediaries such as the Company’s legal counsel and withholding and/or transfer agents for the purposes of determining the Purchaser’s eligibility to invest in the Purchased Shares and for managing and administering the Purchaser’s investment in the Purchased Shares; (b) the Company and its agents may use the Purchaser’s social insurance number for income reporting purposes in accordance with applicable law; (c) the Company, its agents and advisors, may each collect, use and disclose personal information for the purposes of meeting legal, regulatory, self-regulatory, security and audit requirements (including any applicable tax, securities, money laundering or anti-terrorism legislation, rules or regulations) and as otherwise permitted or required by law, which disclosures may include disclosures to tax, securities or other regulatory or self-regulatory authorities in Canada and/or in foreign jurisdictions, if applicable, in connection with the regulatory oversight mandate of such authorities; (d) the Company and its agents and advisors may use personal information and disclose personal information to parties connected with the proposed or actual transfer, sale, assignment, merger or amalgamation of the Company or its business or assets or similar transactions, for the purpose of permitting such parties to evaluate and/or proceed with and complete such transaction. Purchasers, assignees and successors of the Company or its business or assets may collect, use and disclose personal information as described in this Subscription Agreement. The Purchaser acknowledges that the Company’s agents or intermediaries may be located outside of Canada, and personal information may be transferred and/or processed outside of Canada for the purposes described above, and that measures the Company may use to protect personal information while handled by agents, intermediaries or other third parties on its behalf, and personal information otherwise disclosed or transferred outside of Canada for the purposes described above, are subject to legal requirements in foreign countries applicable to the Company or such third parties, for example lawful requirements to disclose personal information to government authorities in those countries.

The Purchaser acknowledges and agrees (on its own behalf and, if applicable, on behalf of each beneficial purchaser for whom the Purchaser is contracting hereunder) with the Company (which acknowledgements and agreements shall survive the Closing) that if the Purchaser is resident or otherwise subject to the applicable securities legislation of a jurisdiction in Canada: (i) the Company will deliver to the applicable securities regulatory authority or regulator certain personal information pertaining to the Purchaser, including the Purchaser’s full name, residential address and telephone number, email address, the number of securities purchased by the Purchaser, the total purchase price paid for such securities, the prospectus exemption relied on and the date of distribution of the securities, (ii) such information is being collected indirectly by the applicable securities regulatory authority or regulator under the authority granted to it in securities legislation, (iii) such information is being collected for the purposes of the administration and enforcement of the securities legislation of the local Canadian jurisdiction, and (iv) the Purchaser may contact the public officials listed in Schedule “E” with respect to questions about the security regulatory authority’s or regulator’s indirect collection of such information

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11.	Governing Law

This Subscription Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Purchaser hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of British Columbia with respect to any matters arising out of this Subscription Agreement.

12.	Independent Legal Advice

The Purchaser acknowledges and agrees that Blake, Cassels & Graydon LLP (“Blakes”) has acted as legal counsel only to the Company and that Blakes is not protecting the rights and interests of the Purchaser. The Purchaser acknowledges and agrees that the Company and Blakes have given the Purchaser the opportunity to seek, and have recommended that the Purchaser obtain, independent legal advice with respect to the subject matter of this Subscription Agreement and, further, the Purchaser hereby represents and warrants to the Company and Blakes that the Purchaser has sought independent legal advice or waives such advice.

13.	Costs

All costs and expenses incurred by the Purchaser, including, without limitation, legal fees and disbursements relating to the purchase by the Purchaser of the Purchased Shares, shall be borne by the Purchaser.

14.	Assignment

This Subscription Agreement shall enure to the benefit of and be binding on the Company, the Purchaser and their respective heirs, administrators, executors, successors and permitted assigns. This Subscription Agreement may not be assigned by the Company and may only be transferred or assigned by the Purchaser: (i) subject to compliance with applicable Securities Law, and (ii) with the prior written consent of the Company.

15.	Entire Agreement

This Subscription Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no conditions, representations, warranties, covenants or other agreements between the parties hereto relating to the subject matter hereof, except as specifically set out, referred to or incorporated by reference herein.

16.	Amendments and Waivers

No amendment to this Subscription Agreement will be valid or binding unless set forth in writing and duly executed by the parties hereto. No waiver of any breach of any provision of this Subscription Agreement will be effective or binding unless made in writing and signed by the waiving party.

17.	Language

The parties hereto confirm their express wish that this Subscription Agreement and all documents and agreements directly or indirectly relating hereto be drawn up in the English language. Les parties reconnaissent leur volonté expresse que la présente ainsi que tous les documents et contrats s’y rattachant directmente ou indirectmente soient rédigés en anglais.

18.	Time of Essence

Time shall be of the essence of this Subscription Agreement.

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19.	Deliveries and Counterparts

The Company shall be entitled to rely on delivery by facsimile or electronic transmission of a copy, in portable document format or otherwise, of this Subscription Agreement executed by the Purchaser, and acceptance by the Company of such executed Subscription Agreement shall be legally effective to create a valid and binding agreement between the Purchaser and the Company in accordance with the terms hereof. In addition, this Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

20.	Extended Meanings and Headings

In this Subscription Agreement words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, partnerships, associations, trusts and unincorporated associations. The headings contained herein are for convenience of reference only and shall not affect the construction or interpretation hereof.

21.	Currency

Unless otherwise stated, all references to currency herein are to lawful money of Canada.

22.	Further Assurances

Each of the parties hereto shall from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may, either before or after the closing of the transactions contemplated hereby, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Subscription Agreement.

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SCHEDULE “A”

ACCREDITED INVESTOR CERTIFICATE FOR ALL ACCREDITED INVESTORS

TO: Arras Minerals Corp. (the “Company”)

RE: SUBSCRIPTION FOR SHARES OF THE COMPANY

All capitalized terms not defined herein shall have the meaning given to them in the Subscription Agreement to which this Schedule “A” is attached and in Appendix 1 to this Schedule “A” (collectively, the “Subscription Agreement”).

The undersigned Purchaser/duly authorized representative of the Purchaser (or in the case of a trust, the trustee or an officer of the trustee of the trust) hereby certifies, represents and warrants that:

1.	he/she has read the Subscription Agreement and understands that the offering of the Purchased Shares is being made on a prospectus-exempt basis; and
2.	the Purchaser and, if applicable, the disclosed principal on whose behalf the Purchaser is purchasing the Purchased Shares, is an “accredited investor” as defined in NI 45-106, by virtue of satisfying one or more of the categories of “accredited investor” set forth below, which the Purchaser has correctly marked:

[please initial beside each category that applies to the Purchaser.]

a.	_____ except in Ontario, a Canadian financial institution, or a Schedule III bank,*
b.	_____ except in Ontario, the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),*
c.	_____ except in Ontario, a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,*
d.	_____ except in Ontario, a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer,*
e.	_____ an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d),

e.1. _____ an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

f.	_____ except in Ontario, the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada,*
g.	_____ except in Ontario, a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec,*
h.	_____ except in Ontario, any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,*
i.	_____ except in Ontario, a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada,*
j.	_____ an individual who, either alone or with a spouse, beneficially owns, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities‚, exceeds CDN$1,000,000, If the Purchaser chooses this category, it must complete, initial and sign the Risk Acknowledgement Form in Appendix 1.

A-1

[_] By initialing this box, the Purchaser confirms that s/he has discussed this investment with the salesperson identified in Appendix 1 hereof and such salesperson explained the calculation of the financial assets test and asked questions to confirm that the Purchaser met such threshold.

j.1	_____ an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities‚, exceeds CDN$5,000,000,

[_] By initialing this box, the Purchaser confirms that s/he discussed this investment with __________________ (name of salesperson) of __________________ (name of firm of salesperson) and such salesperson explained the calculation of financial assets before taxes and net of any related liabilities and asked questions to confirm that the Purchaser and, if applicable, the Purchaser’s spouse met such threshold.

k.	_____ an individual whose net income before taxes exceeded CDN$200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded CDN$300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year, If the Purchaser chooses this category, it must complete, initial and sign the Risk Acknowledgement Form on Appendix 1.

[_] By initialing this box, the Purchaser confirms that s/he discussed this investment with the salesperson identified on Appendix 1 hereof and such salesperson explained the calculation of the net income before taxes and asked questions to confirm that the Purchaser and, if applicable, the Purchaser’s spouse met such threshold.

l.	_____ an individual who, either alone or with a spouse, has net assets of at least CDN$5,000,000, If the Purchaser chooses this category, it must complete, initial and sign the Risk Acknowledgement Form in Appendix 1.

[_] By initialing this box, the Purchaser confirms that s/he discussed this investment with the salesperson identified on Appendix 1 hereof and such salesperson explained the calculation of the net assets and asked questions to confirm that the Purchaser and, if applicable, the Purchaser’s spouse met such threshold.

m.	_____ a person (including a corporate entity), other than an individual or investment fund, that has net assets of at least CDN$5,000,000 as shown on its most recently prepared financial statements,
n.	_____ an investment fund that distributes or has distributed its securities only to:

(i)       a person that is or was an accredited investor at the time of the distribution,

(ii)	a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] or 2.19 [Additional investment in investment funds] of NI 45-106, or
(iii)	a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106,
o.	_____ an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,
p.	_____ a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed accountƒ managed by the trust company or trust corporation, as the case may be,

A-2

q.	_____ a person (including a corporate entity) acting on behalf of a fully managed accountƒ managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction,
r.	_____ a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,
s.	_____ an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function,
t.	_____ a person (including a corporate entity) in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,„
u.	_____ an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser,
v.	_____ a person (including a corporate entity) that is recognized or designated by the securities regulatory authority or, except in Ontario and Quebec, the regulator as an accredited investor, or
w.	_____ a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse;

The Company may follow up with the Purchaser in order to verify their accredited investor status by obtaining further information in order satisfy the Company’s obligations under applicable Securities Laws.

	For the purposes of NI 45-106 and this Certificate, the term “financial assets” means (a) cash; (b) securities or (c) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation. The value of the Purchaser’s personal residence or other real estate is not included in the calculation of financial assets. These financial assets are generally liquid or relatively easy to liquidate.
‚	For the purposes of NI 45-106 and this Certificate, the term “related liabilities” means (a) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets or (b) liabilities that are secured by financial assets.
ƒ	For the purposes of NI 45-106 and this Certificate, the term “fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction.
„	In British Columbia, an indirect interest in a person means an economic interest in the person.

*NOTE: If the Purchaser has selected this category, and the Purchaser is an Ontario resident or otherwise subject to the laws of Ontario for the purposes of his, her or its subscription of securities in this agreement, then the Purchaser must request from the Company an accredited investor certificate applicable to such Purchaser, and complete and sign such requested certificate and provide the same to the Company.

The statements made in this Schedule are true and will be true on the Closing Date.

The Company may follow up with the Purchaser at the telephone number provided below in order to verify their accredited investor status by obtaining further information in order satisfy the Company’s obligations under applicable Securities Laws.

A-3

DATED ___________________________, 20____.

________________________________________

Signature of Purchaser

________________________________________
Name of Purchaser

________________________________________
Telephone Number of Purchaser

A-4

APPENDIX “1”

INDIVIDUAL ACCREDITED INVESTOR RISK ACKNOWLEDGMENT FORM

Form 45-106F9

Risk Acknowledgement Form for Accredited Investors who are Individuals

WARNING! This investment is risky. Don’t invest unless you can afford to lose all of the money you pay for this investment.

Section 1 – TO BE COMPLETED BY THE COMPANY OR SELLING SECURITY HOLDER
1. About your investment
Type of Securities: Purchased Shares	Company: Arras Minerals Corp. (the “Company”)
Purchased from: The Company
Sections 2 to 4 – TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your Initials
Risk of loss – You could lose your entire investment of CDN$ ___________ [Insert total dollar amount of the Investment]
Liquidity risk – You may not be able to sell your investments quickly – or at all.
Lack of information – You may receive little or no information about your investment.
Lack of advice – You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.
3. Accredited investor status
You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you (you may initial more than one statement). The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	Your Initials
Your net income before taxes was more than CDN$200,000 in each of the 2 most recent calendar years, and you expect it to be more than CDN$200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)
Your net income before taxes combined with your spouse’s was more than CDN$300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than CDN$300,000 in the current calendar year.
Either alone or with your spouse, you own more than CDN$1 million in cash and securities, after subtracting any debt related to the cash and securities.
Either alone or with your spouse, you have net assets worth more than CDN$5 million. (Your net assets are your total assets (including real estate) minus your total debt).
4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and Last Name (please print):
Signature:
Date:
Section 5 – TO BE COMPLETED BY THE SALESPERSON
5. Salesperson information
[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the Company or selling security holder, a registrant or a person who is exempt from the registration requirement.]
First and Last Name of Salesperson (please print):
Telephone:	Email:
Name of Firm (if registered):
Section 6 – TO BE COMPLETED BY THE COMPANY OR SELLING SECURITY HOLDER
6. For more information about this investment

For more information about this investment/ the Company:

Arras Minerals Corp.

777 Dunsmuir Street, Suite 1610

Vancouver, B.C. V7Y 1K4

Attention: Christopher Richards, Chief Financial Officer

Email: crichards@arrasminerals.com.

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

A-1-1

SCHEDULE “B”

QUALIFIED INVESTOR CERTIFICATE

FOR PURCHASERS RESIDENT IN A PROVINCE OR TERRITORY OF CANADA

TO: Arras Minerals Corp. (the “Company”)

RE: SUBSCRIPTION FOR SHARES OF THE COMPANY

All capitalized terms not defined herein shall have the meaning given to them in the Subscription Agreement to which this Schedule “B” is attached (collectively, the “Subscription Agreement”).

In connection with the purchase by the undersigned Purchaser of Purchased Shares of the Company, the Purchaser hereby represents, warrants, covenants and certifies to the Company that the Purchaser as at the date of this Certificate and as of the date of Closing is and will be resident in a province or territory of Canada as set out on page (ii) of the Subscription Agreement and is purchasing the Purchased Shares as principal for its own account, pursuant to the family, friends and business associates exemptions in Section 2.5, 2.6 or 2.6.1 of National Instrument 45-106, as applicable, by virtue of satisfying one of the indicated criteria as set out below and as so marked by the Purchaser, AND:

(a)	if resident in Ontario, the Purchaser has completed and signed the Ontario Form 45-106F12 - Risk Acknowledgement Form for Family, Friend and Business Associate Investors in Ontario attached hereto as Appendix 1; or
(b)	if resident in Saskatchewan, the Purchaser has completed and signed the Saskatchewan Form 45-106F5 - Risk Acknowledgement Saskatchewan Close Personal Friends and Close Business Associates attached hereto as Appendix 2.

CHECK APPROPRIATE CATEGORY:

_____	(a) a director, executive officer or control person of the Company or of an affiliate of the Company;
_____	(b) a spouse, parent, grandparent, brother, sister, child or grandchild of a director, executive officer or control person of the Company, or of an affiliate of the Company, being __________________________________;
_____	(c) a parent, grandparent, brother, sister, child or grandchild of the spouse of a director, executive officer or control person of the Company or of an affiliate of the Company, being ______________________________;
_____	(d) a close personal friend of a director, executive officer or control person of the Company or of an affiliate of the Company, being ______________________________ (complete (1) below); or
_____	(e) a close business associate of a director, executive officer or control person of the Company or of an affiliate of the Company, being ________________________________ (complete (1) below);
_____	(f) a founder of the Company or a spouse, parent, grandparent, brother, sister, child, grandchild, close personal friend or close business associate of a founder of the Issuer, being _______________________________ (if applicable, complete (1) below);
_____	(g) a parent, grandparent, brother, sister, child or grandchild of a spouse of a founder of the Company, being ___________________________________________;
_____	(h) a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in paragraphs (a) to (g), being _____________________________ (if applicable, complete (1) below); or
_____	(i) a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in paragraphs (a) to (g), being _____________________________ (if applicable, complete (1) below).

B-1

(1)	If you are a close personal friend or close business associate of a director, executive officer, founder or control person of the Issuer, please indicate how long you have known the individual and describe the nature of your relationship, including how you are in a position to assess the capabilities and trustworthiness of the individual.

Dated:____________ , 2021
Print name of Purchaser

By:
Signature

Print name of Authorized Signatory for a Corporate Purchaser

Title of Authorized Signatory

Ontario Investors

If the Purchaser is resident in Ontario, it has executed and delivered to the Company an Ontario Form 45-106F12 Risk Acknowledgement Form for Family, Friend and Business Associate Investors in Ontario in the form attached hereto as Appendix 1 to Schedule D.

Saskatchewan Investors

If the Purchaser is resident in Saskatchewan, it has executed and delivered to the Company a Saskatchewan Risk Acknowledgement Form in the form attached hereto as Appendix 2 to Schedule D.

For the purposes hereof:

“close business associate” means an individual who has had sufficient prior business dealings with a director, executive officer, founder or control person of the Company to be in a position to assess their capabilities and trustworthiness. An individual is not a close business associate solely because the individual is: (a) a member of the same club, organization, association or religious group; (b) a co-worker, colleague or associate at the same workplace; (c) a client, customer, former client or former customer; (d) a mere acquaintance; or (e) connected through some form of social media, such as Facebook, Twitter or LinkedIn.

The relationship between the individual and the director, executive officer, founder or control person must be direct. For example the exemption is not available for a close business associate of a close business associate of a director of the Company.

A relationship that is primarily founded on participation in an internet forum is not considered to be that of a close business associate.

B-2

“close personal friend” means an individual who knows the director, executive officer, founder or control person well enough and has known them for a sufficient period of time to be in a position to assess their capabilities and trustworthiness. The term “close personal friend” can include a family member who is not already specifically identified in the exemptions if the family member satisfies the criteria described above.

An individual is not a close personal friend solely because the individual is: (a) a relative; (b) a member of the same club, organization, association or religious group; (c) a co-worker, colleague or associate at the same workplace; (d) a client, customer, former client or former customer; (e) a mere acquaintance; or (f) connected through some form of social media, such as Facebook, Twitter or LinkedIn.

The relationship between the individual and the director, executive officer, founder or control person must be direct. For example the exemption is not available to a close personal friend of a close personal friend of a director of the Company.

A relationship that is primarily founded on participation in an internet forum is not considered to be that of a close personal friend.

“control person” means (a) a person who holds a sufficient number of the voting rights attached to all outstanding voting securities of the Company to affect materially the control of the Company; or (b) each person in a combination of persons, acting in concert by virtue of an agreement, arrangement, commitment or understanding, which holds in total a sufficient number of the voting rights attached to all outstanding voting securities of the Company to affect materially the control of the Company, and, if a person or combination of persons holds more than 20% of the voting rights attached to all outstanding voting securities of the Company, the person or combination of persons is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the Company.

“executive officer” means an individual who is: (a) a chair, vice-chair or president; (b) a vice-president in charge of a principal business unit, division or function including sales, finance or production; (c) an officer of the Company or any of its subsidiaries and who performs a policy-making function in respect of the Company; or (d) performing a policy-making function in respect of the Company.

“founder” means a person who: (a) acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the Company; and (b) at the time of the trade is actively involved in the business of the Company.

B-3

APPENDIX 1

Ontario Form 45-106F12
Risk Acknowledgement Form for Family, Friend and Business Associate Investors in Ontario

WARNING!
This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLTED BY THE ISSUER
1. About your investment
Type of securities: Purchased Shares	Issuer: Arras Minerals Corp.
Purchased from: Arras Minerals Corp.
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your initials
Risk of loss – You could lose your entire investment of $______________. [Instruction: Insert the total dollar amount of the investment.]
Liquidity risk – You may not be able to sell your investment quickly – or at all.
Lack of information – You may receive little or no information about your investment. The information you receive may be limited to the information provided to you by the family member, friend or close business associate specified in section 3 of this form.

B-1-1

3. Family, friend or business associate status
You must meet one of the following criteria to be able to make this investment. Initial the statement that applies to you:	Your initials

A)     You are:

1)       [check all applicable boxes]

[_]       a director of the issuer or an affiliate of the issuer

[_]       an executive officer of the issuer or an affiliate of the issuer

[_]       a control person of the issuer or an affiliate of the issuer

[_]       a founder of the issuer

OR

2)       [check all applicable boxes]

[_]       a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, (i) individuals listed in (1) above and/or (ii) family members, close personal friends or close business associates of individuals listed in (1) above

[_]       a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are (i) individuals listed in (1) above and/or (ii) family members, close personal friends or close business associates of individuals listed in (1) above

B)     You are a family member of __________________________________________ [Instruction: Insert the name of the person who is your relative either directly or through his or her spouse], who holds the following position at the issuer or an affiliate of the issuer: ____________________________________.

You are the _________________________________ of that person or that person’s spouse.

[Instruction: To qualify for this investment, you must be (a) the spouse of the person listed above or (b) the parent, grandparent, brother, sister, child or grandchild of that person or that person’s spouse.]

C)     You are a close personal friend of __________________________________________ [Instruction: Insert the name of your close personal friend], who holds the following position at the issuer or an affiliate of the issuer: ____________________________________.

You have known that person for _________ years.

D)     You are a close business associate of __________________________________________ [Instruction: Insert the name of your close business associate], who holds the following position at the issuer or an affiliate of the issuer: ____________________________________.

You have known that person for _________ years.

B-1-2

4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form. You also confirm that you are eligible to make this investment because you are a family member, close personal friend or close business associate of the person identified in section 5 of this form.
First and last name (please print):
Signature:	Date:
SECTION 5 TO BE COMPLETED BY THE PERSON WHO CLAIMS THE CLOSE PERSONAL RELATIONSHIP, IF APPLICABLE
5. Contact person at the issuer or an affiliate of the issuer

[Instruction: To be completed by the director, executive officer, control person or founder with whom the purchaser has a close personal relationship indicated under sections 3B, C or D of this form.]

By signing this form, you confirm that you have, or your spouse has, the following relationship with the purchaser: [check the box that applies]

[_]       family relationship as set out in section 3B of this form

[_]       close personal friendship as set out in section 3C of this form

[_]       close business associate relationship as set out in section 3D of this form

First and last name of contact person (please print):
Position with the issuer or affiliate of the issuer (director, executive officer, control person or founder):
Telephone:	Email:
Signature:	Date:
SECTION 6 TO BE COMPLETED BY THE ISSUER
6. For more information about this investment

Arras Minerals Corp.

777 Dunsmuir Street, Suite 1610

Vancouver, B.C. V7Y 1K4

Attention: Christopher Richards, Chief Financial Officer

Email: crichards@arrasminerals.com.

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

Signature of executive officer of the issuer (other than the purchaser):	Date:

B-1-3

Form instructions:

1.	This form does not mandate the use of a specific font size or style but the font must be legible.
2.	The information in sections 1, 5 and 6 must be completed before the purchaser completes and signs the form.
3.	The purchaser, an executive officer who is not the purchaser and, if applicable, the person who claims the close personal relationship to the purchaser must sign this form. Each of the purchaser, contact person at the issuer and the issuer must receive a copy of this form signed by the purchaser. The issuer is required to keep a copy of this form for 8 years after the distribution.
4.	The detailed relationships required to purchase securities under this exemption are set out in section 2.5 of National Instrument 45-106 Prospectus and Registration Exemptions. For guidance on the meaning of “close personal friend” and “close business associate”, please refer to sections 2.7 and 2.8, respectively, of Companion Policy 45-106CP Prospectus and Registration Exemptions.

B-1-4

Appendix 2

Saskatchewan Form 45-106F5

Risk Acknowledgement

Saskatchewan Close Personal Friends and Close Business Associates

I acknowledge that this is a risky investment:

•	I am investing entirely at my own risk.
•	No securities regulatory authority has evaluated or endorsed the merits of these securities.
•	The person selling me these securities is not registered with a securities regulatory authority and has no duty to tell me whether this investment is suitable for me.
•	I will not be able to sell these securities for 4 months.
•	I could lose all the money I invest.
•	I do not have a 2-day right to cancel my purchase of these securities or the statutory rights of action for misrepresentation I would have if I were purchasing the securities under a prospectus. I do have a 2-day right to cancel my purchase of these securities if I receive an amended offering document.

I am investing $____________ [total consideration] in total; this includes any amount I am obliged to pay in future.

I am a close personal friend or close business associate of __________________________ [state name], who is a _________________________ [state title - founder, director, senior officer or control person] of Arras Minerals Corp. or an affiliate of Arras Minerals Corp.

I acknowledge that I am purchasing based on my close relationship with ____________________ [state name of founder, director, senior officer or control person] whom I know well enough and for a sufficient period of time to be able to assess her/his capabilities and trustworthiness.

I acknowledge that this is a risky investment and that I could lose all the money I invest.

Date	Signature of Subscriber

Print name of Subscriber

Sign 2 copies of this document. Keep one copy for your records.

B-2-1

SCHEDULE “C”

UNITED STATES ACCREDITED INVESTOR CERTIFICATE

TO: Arras Minerals Corp. (the “Company”)

RE: SUBSCRIPTION FOR SHARES OF THE COMPANY

Reference is made to the subscription agreement between the Company and the undersigned (referred to herein as the “Purchaser”) dated as of the date hereof (the “Subscription Agreement”). Upon execution of this United States Accredited Investor Certificate, this United States Accredited Investor Certificate shall be incorporated into and form a part of the Subscription Agreement. Terms not otherwise defined herein have the meanings attributed to them in the Subscription Agreement.

In connection with the purchase of the Purchased Shares by the Purchaser, the Purchaser represents, warrants and covenants (on its own behalf or, if applicable, on behalf of those for whom the Purchaser is contracting under the Subscription Agreement) and certifies to the Company and acknowledges that the Company is relying thereon that the Purchaser has read the following definition of an “accredited investor” (“U.S. Accredited Investor”) under Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and certifies that the Purchaser is a U.S. Accredited Investor that satisfies one or more of the categories indicated below (check one):

“U.S. Accredited Investor” shall mean any of (check one):

(a) ☐	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity;
(b) ☐	A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended;
(c)	An investment adviser registered pursuant to Section 203 of the United States Investment Advisers Act of 1940, as amended (the “U.S. Investment Advisers Act”), or registered pursuant to the laws of a state;
(d)	An investment adviser relying on the exemption from registering with the United States Securities and Exchange Commission under Section 203(l) or (m) of the U.S. Investment Advisers Act;
(e) ☐	An insurance company (as defined in Section 2(a)(13) of the U.S. Securities Act);
(f) ☐	An investment company registered under the United States Investment Company Act of 1940, as amended (the “U.S. Investment Company Act”);
(g) ☐	A business development company (as defined in Section 2(a)(48) of the U.S. Investment Company Act);
(h) ☐	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the United States Small Business Investment Act of 1958, as amended;
(i)	A rural business investment company (as defined in Section 384A of the Consolidated Farm and Rural Development Act);
(j) ☐	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000;

(k) ☐	An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (1) whose investment decision is made by a plan fiduciary as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment advisor, or (2) having total assets in excess of US$5,000,000, or (3) if a self-directed plan, with investment decisions made solely by persons that are “accredited investors”, as defined in Rule 501(a) of Regulation D under the U.S. Securities Act;
(l) ☐	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act;
(m) ☐	An organization described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Purchased Shares, with total assets in excess of US$5,000,000;
(n) ☐	A director or executive officer of the Company;
(o) ☐

A natural person with individual “net worth”, or joint “net worth” with his or her spouse, at the time of purchase in excess of US$1,000,000;

Note: For purposes of calculating “net worth” under this paragraph:

(i)       The person’s primary residence shall not be included as an asset;

(ii)       Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of the Purchased Shares exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(iii)       Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of the Purchased Shares shall be included as a liability.

(p)☐	A natural person who had an individual income in excess of US$200,000 in each of the last two years or joint income with his or her spouse in excess of US$300,000 in each of those years, and who reasonably expects to reach the same income level in the current year;
(q)	A natural person who holds, in good standing, one of the following professional licenses: the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65);
(r) ☐	A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Purchased Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the U.S. Securities Act; or
(s) ☐	An entity in which all of the equity owners are U.S. Accredited Investors.

The Purchaser acknowledges that if it is an individual U.S. Accredited Investor that is relying on the net worth or income eligibility qualifications set forth in (o) or (p) above, such Purchaser shall also complete and deliver to the Company a U.S. Individual Accredited Investor Questionnaire in the form attached as Appendix I to this Schedule “C”.

The representations, warranties, statements and certifications made in this United States Accredited Investor Certificate are true and accurate as of the date of this United States Accredited Investor Certificate and will be true and accurate as of the Closing Date and the Purchaser acknowledges that this certificate is incorporated into and forms part of the subscription agreement to which it is attached. If any such representation, warranty, statement or certification becomes untrue or inaccurate prior to the Closing Date, the undersigned Purchaser shall give the Company immediate written notice thereof.

Signature of Purchaser of Authorized Signatory of Purchaser

Name of Purchaser [Please Print]
Name and Office of Authorized Signatory of Purchaser [Please Print]

APPENDIX I TO SCHEDULE “C”

U.S. INDIVIDUAL ACCREDITED INVESTOR QUESTIONNAIRE

I understand that in order to be accepted as an “accredited investor”, I must satisfy certain of the following standards. The undersigned hereby represents and warrants to Arras Minerals Corp. (the “Company”) as follows:

GENERAL INFORMATION REQUIRED OF EACH PROSPECTIVE INVESTOR:

1. General Information

Name(s):
Principal Residence:

Business Hours Telephone:
Home Telephone:
Email:

2. Financial Status. Please answer the following questions concerning your financial status by marking the appropriate box and filling in the blanks.

2.1 Does your individual or joint (together with your spouse) net worth exceed US$1,000,000? For the purpose of calculating your individual or joint (together with your spouse) net worth, (i) your primary residence shall not be included as an asset, (ii) indebtedness that is secured by your primary residence, up to the estimated fair market value of the primary residence as of the date hereof, shall not be included as a liability (except that if the amount of such indebtedness outstanding as of the date hereof exceeds the amount outstanding 60 days before the date hereof, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability) and (iii) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence as of the date hereof shall be included as a liability:

[_] Yes [_] No

2.1.1 If you answered “No” to Question 2.1, please indicate the actual amount of individual or joint (together with your spouse) net worth (calculated in accordance with the instructions provided in Question 2.1 above).

US$ ______________

2.2 Please indicate, for each of the two most recent years, what your individual income (or joint income together with your spouse) was, and for the current year what your individual income (or joint income together with your spouse) is expected to be.

2019 Individual ____________________ Joint ______________________

2020 Individual ____________________ Joint ______________________

3. Financial Background. Please respond to the following questions, supplying as much detail as possible in order to make your answers complete.

3.1 Indicate by check mark which of the following categories best describes the extent of your prior experience in the areas of investment listed below:

No Experience	Some Experience	Substantial Experience
[_]	[_]	[_]	Marketable Securities
[_]	[_]	[_]	Securities for which no public market exists

3.2 For those investments for which you indicated “Substantial Experience” or “Some Experience” in question 3.1 above, please answer the following additional question:

How often do you make your own investment decisions with respect to such investments?

C-1

3.3 Do you have adequate means of providing for your current needs and personal contingencies and have no need for liquidity in such investments?

[_] Yes [_] No

4. Prior Purchases of Securities. Have you made prior purchases of securities sold in reliance on the private offering exemption from registration under the U.S. Securities Act?

[_] Yes [_] No

I hereby represent and warrant that:

(a) I, individually or together with my spouse, have a net worth (i.e., a total assets in excess of total liabilities, as calculated in accordance with the instructions provided in Question 2.1 above) of at least US$1,000,000; or

(b) I, individually (without my spouse), have had an income of not less than US$200,000 (or, jointly with my spouse, US$300,000) during each of the last two years, and reasonably expect that I will have an income of at least US$200,000 (or US$300,000, together with my spouse) during the present year.

The foregoing representations and warranties and all other information which I have provided to the Company concerning myself and my financial condition are true and accurate as of the date hereof. If in any respect, such representations, warranties, or information shall not be true and accurate, I will give written notice of such fact to the Company specifying which representations, warranties or information are not true and accurate, and the reasons therefor.

I understand that the information contained herein is being furnished by me in order for the Company to determine my suitability as an “accredited investor”, may be accepted by the Company in light of the requirements of Section 4(a)(2) of the U.S. Securities Act and that the Company will rely on the information contained herein for purposes of such determination.

IN WITNESS WHEREOF, the undersigned has executed this U.S. Individual Accredited Investor Questionnaire as of the day of _______________________, 2021.

___________________________________
Print or Type Name

X___________________________________
Signature

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SCHEDULE “D”

CERTIFICATION OF U.S. PURCHASER

Form of Declaration for Removal of Legend

TO: Arras Minerals Corp. (the “Company”) (and any future transfer agent thereof)

The undersigned (a) acknowledges that the sale of ____________ common shares of the Company to which this declaration relates, represented by certificate number _______________(the “Securities”), is being made in reliance on Rule 904 of Regulation S (“Regulation S”) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (b) certifies that (1) it is not (A) an “affiliate” (as defined in Rule 405 under the U.S. Securities Act) (an “Affiliate”) of the Company, (B) a “distributor” (as defined in Regulation S) (a “Distributor”), (C) an Affiliate of a Distributor or (D) acting on behalf of any of the persons set forth in (A), (B) or (C) above, (2) the offer of the Securities was not made to a person in the United States, and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of the Toronto Stock Exchange or the TSX Venture Exchange (or another designated offshore securities market) and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any Affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any “directed selling efforts” in the United States in connection with the offer and sale of the Securities, (4) the sale of the Securities is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the Securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act), (5) the seller does not intend to replace the Securities with fungible unrestricted securities, and (6) the contemplated sale of the Securities is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S under the U.S. Securities Act, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Date	Signature of Subscriber

Print name of Signatory (if different from Purchaser)

Title

D-1

SCHEDULE “E”

CONTACT INFORMATION – PROVINCIAL SECURITIES REGULATORY AUTHORITIES

The contact information of the public official in the local jurisdiction who can answer questions about the security regulatory authority’s or regulator’s indirect collection of information is as follows:

Alberta Securities Commission

Suite 600, 250 – 5th Street SW

Calgary, Alberta T2P 0R4

Telephone: (403) 297-6454

Toll free in Canada: 1-877-355-0585

Facsimile: (403) 297-2082

British Columbia Securities Commission

P.O. Box 10142, Pacific Centre

701 West Georgia Street

Vancouver, British Columbia V7Y 1L2

Inquiries: (604) 899-6854

Toll free in Canada: 1-800-373-6393

Facsimile: (604) 899-6581

Email: inquiries@bcsc.bc.ca

The Manitoba Securities Commission

500 – 400 St. Mary Avenue

Winnipeg, Manitoba R3C 4K5

Telephone: (204) 945-2548

Toll free in Manitoba 1-800-655-5244

Facsimile: (204) 945-0330

Financial and Consumer Services Commission (New Brunswick)

85 Charlotte Street, Suite 300

Saint John, New Brunswick E2L 2J2

Telephone: (506) 658-3060

Toll free in Canada: 1-866-933-2222

Facsimile: (506) 658-3059

Email: info@fcnb.ca

Government of Newfoundland and Labrador

Financial Services Regulation Division

P.O. Box 8700

Confederation Building

2nd Floor, West Block

Prince Philip Drive

St. John’s, Newfoundland and Labrador A1B 4J6

Attention: Director of Securities

Telephone: (709) 729-4189

Facsimile: (709) 729-6187

Nova Scotia Securities Commission

Suite 400, 5251 Duke Street

Duke Tower

P.O. Box 458

Halifax, Nova Scotia B3J 2P8

Telephone: (902) 424-7768

Facsimile: (902) 424-4625

Ontario Securities Commission

20 Queen Street West, 22nd Floor

Toronto, Ontario M5H 3S8

Telephone: (416) 593- 8314

Toll free in Canada: 1-877-785-1555

Facsimile: (416) 593-8122

Email: exemptmarketfilings@osc.gov.on.ca

Public official contact regarding indirect collection of information: Inquiries Officer

Prince Edward Island Securities Office 95 Rochford Street, 4th Floor Shaw Building P.O. Box 2000 Charlottetown, Prince Edward Island C1A 7N8 Telephone: (902) 368-4569 Facsimile: (902) 368-5283
Financial and Consumer Affairs Authority of Saskatchewan Suite 601 – 1919 Saskatchewan Drive Regina, Saskatchewan S4P 4H2 Telephone: (306) 787-5879 Facsimile: (306) 787-5899

Autorité des marchés financiers

800, Square Victoria, 22e étage

C.P. 246, Tour de la Bourse

Montréal, Québec H4Z 1G3

Telephone: (514) 395-0337 or 1-877-525-0337

Facsimile: (514) 873-6155 (For filing purposes only)

Facsimile: (514) 864-6381 (For privacy requests only)

Email: financementdessocietes@lautorite.qc.ca

(For corporate finance issuers);

Email: fonds_dinvestissement@lautorite.qc.ca

(For investment fund issuers)

E-1